EXHIBIT 10.33
PROMISSORY NOTE

For the Principal Amount, as defined below	Paramus, New Jersey June 21, 2005
     FOR VALUE RECEIVED, the undersigned, Employee Stock Ownership Plan Trust of Hudson City Savings Bank (“Borrower”), acting by and through its Trustee, GreatBanc Trust Company (“Trustee”), hereby promises to pay to the order of Hudson City Bancorp, Inc. (“Lender”) the Principal Amount, as determined under the Loan Agreement made and entered into between the Borrower and the Lender as of June 21, 2005 (“Loan Agreement”) pursuant to which this Promissory Note is issued, payable in annual installments each of which shall be the lesser of (i) the portion of the principal amount of the loan which will result in the release for allocation to participants in the Employee Stock Ownership Plan of Hudson City Savings Bank (the “ESOP”) of a cumulative fraction of the collateral (valued at December 30, 2005) equal to 2/80 as of the last business day of December, 2005 and increased by 2/80 as of each succeeding December, to 80/80 on the last business day of December, 2044, and (ii) the portion of the principal amount of the loan which results in the release for allocation to ESOP participants of total collateral (valued as of the date of payment) under the Loan Agreement and that certain Amended and Restated Loan Agreement made and entered into between the Borrower and the Lender as of June 21, 2005 (the “Amended and Restated Loan Agreement”) having an aggregate value equal to 25.75% of compensation taken into account under the ESOP for each person entitled to share in the allocation; provided, however, that if the total aggregate number of shares of Common Stock scheduled to be released pursuant to clause (i) hereunder and pursuant to clause (i) of the Promissory Note relating to the Amended and Restated Loan in any year is less than one hundred and three percent (103%) of the number of shares of Common Stock that would have been required to be released under the First Loan Agreement in the absence of its amendment and restatement, the terms of the Loan and the Amended and Restated Loan shall be reduced such that the aggregate number of shares of Common Stock scheduled to be released in such year shall be equal to one hundred and three percent (103%) of the number of shares of Common Stock that would have been required to be released under the First Loan Agreement in the absence of its amendment and restatement (or, if less, the total number of shares of Common Stock then pledged as Collateral (as defined in the Pledge Agreement and the Pledge Agreement relating to the Amended and Restated Loan)), subject to the limitation set forth in clause (ii). Principal payments may be deferred to the extent that such payments would be in excess of the amount described above or otherwise would be nondeductible for federal income tax purposes. Any payment not required to be made pursuant to clause (ii) of the above provision shall be deferred to and be payable on the earlier of the last Business Day of December, 2044 or the last day of the first Plan Year in which such proviso would not apply to alleviate a requirement of payment; and payment not required to be made pursuant to the immediately preceding sentence shall be deferred to, and be payable on, the last day of the first Plan Year in which such payment may be made on a tax deductible basis.

     This Promissory Note shall bear interest at the rate per annum set forth or established under the Loan Agreement, such interest to be payable quarterly in arrears, commencing on June 30, 2005 and thereafter on the last Business Day of each calendar quarter and upon payment or prepayment of this Promissory Note.
     Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.
     Payments of both principal and interest on this Promissory Note are to be made at the principal office of the Lender at West 80 Century Road, Paramus, New Jersey 07652 or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.
     Failure to make any payment of principal on this Promissory Note, or failure to make any payment of interest on this Promissory Note, within five (5) Business Days after the date when due, shall constitute a default hereunder, whereupon the principal amount of and accrued interest on this Promissory Note shall immediately become due and payable in accordance with the terms of the Loan Agreement.
     This Promissory Note is subject, in all respects, to the terms and provisions of the Loan Agreement, which is incorporated herein by this reference, and is secured by a Pledge Agreement between the Borrower and the Lender of even date herewith and is entitled to the benefits thereof. All capitalized terms that are not defined herein shall have the meanings assigned to them in the Loan Agreement unless the context clearly indicates otherwise.

Employee Stock Ownership Plan Trust of Hudson City Savings Bank

By:	GreatBanc Trust Company, as Trustee and not in any other capacity

By:	/s/ Stephen J. Hartman, Jr.